EXHIBIT 32.1


           CERTIFICATION OF M. H. MCILVAIN, EXECUTIVE VICE PRESIDENT,
            PRINCIPAL EXECUTIVE OFFICER, AND CHIEF FINANCIAL OFFICER,
                       PURSUANT TO 18 U.S.C. SECTION 1350


The undersigned officer of Golden Chief Resources, Inc. hereby certifies that
(a) Golden Chief's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2006, as filed with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Golden Chief.


Date: February 20, 2007                          /s/ M. H. MCILVAIN
                                                 ----------------
                                                 M. H. McIlvain
                                                 Exec. Vice President, and Chief
                                                 Financial Officer,
                                                 Golden Chief Resources, Inc




A signed original of this written statement has been provided to Golden Chief Resources, Inc. and will be retained by Golden Chief Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.